FOR IMMEDIATE RELEASE:
February 22, 2023

NiSource announces 2022 results, raises 2023 guidance

•2022 diluted NOEPS tops guidance range; 2023 guidance range increased
•NIPSCO minority interest sale launched and on track for 2023

MERRILLVILLE, Ind. - NiSource (NYSE: NI) today announced, on a GAAP basis, 2022 net income available to common shareholders was $749.0 million, or $1.70 diluted earnings per share, compared to net income available to common shareholders of $529.8 million, or $1.27 diluted earnings per share, for the same period of 2021.

NiSource also reported 2022 non-GAAP net operating earnings available to common shareholders of $648.2 million, or $1.47 diluted earnings per share compared to non-GAAP net operating earnings available to common shareholders of $571.2 million, or $1.37 diluted earnings per share, for 2021. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

Increasing 2023 earnings guidance

NiSource reaffirms its commitment to annual non-GAAP NOEPS growth of 6-8% through 2027. The Company is increasing its 2023 guidance to $1.54 to $1.60 non-GAAP NOEPS.

“Delivering earnings above our 2022 guidance and raising our 2023 guidance range are a testament to our team’s sustained and consistent execution of our strategy,” said NiSource President and CEO Lloyd Yates. “Our top tier and achievable growth plan unveiled at our 2022 Investor Day puts us on a path to drive compelling total shareholder returns of 9% to 11% annually. Already approved investments are the foundation of the plan that enhance the safety, reliability and sustainability of our systems to support new and existing customers.”

Yates continued, “We have also officially launched our sale process for a minority interest in NIPSCO, which is expected to de-risk our financing plan and result in a strong balance sheet that positions us for long-term success. As we look ahead, we remain focused on creating additional value for our shareholders and other stakeholders by continuing to optimize our cost profile and enhance operational excellence. I’d like to commend the strong execution of our talented and dedicated employees throughout 2022.”

2022 Operational and Financial Highlights

•Completed comprehensive business review, resulting in top tier plan to drive shareholder value with an expected 9-11% total shareholder return
•Maintained strong regulatory execution throughout the NiSource footprint
•Continued focus on operational excellence, efficiency and enhanced safety

•Built long-term plan to invest up to $1 billion in new technologies to change how the Company plans, schedules and executes work in the field and engages and provides service to customers

Fourth Quarter 2022 and Recent Business Highlights

Northern Indiana Public Service Company (NIPSCO) is actively working with stakeholders toward a settlement in the electric rate case filed on September 19. The case requests for a net incremental revenue increase of $279.2 million to support renewable generation and associated transmission projects, grid modernization and customer-centric improvements.

Construction of the Indiana Crossroads Solar and Dunns Bridge Solar I projects is nearing completion, with both projects expected to be in service in the first half of 2023. Construction continues on the Indiana Crossroads II Wind project toward a projected start of commercial operations by the end of 2023. Initial construction work has begun on Dunns Bridge II and Cavalry Solar projects.

Gas distribution continues its regulatory execution with rate case settlements approved in Ohio, Pennsylvania and Maryland. Also, a proposed stipulation and recommendation was filed in Virginia and is awaiting a final order.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

Additional information for the quarter ended December 31, 2022, is available on the Investors section of www.nisource.com, including segment and financial information and a presentation.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. The content of these websites is not incorporated by reference into this document or any other report or document NiSource files with the SEC. NI-F

###

FOR ADDITIONAL INFORMATION

Media	Investors
Dave Rau	Randy Hulen	Christopher Turnure
Corporate Media Relations	VP, Investor Relations and Treasurer	Director, Investor Relations
(614) 493-8657	(219) 647-5688	(614) 404-9426
drau@nisource.com	rghulen@nisource.com	cturnure@nisource.com

Forward-Looking Statements

This press release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2022	2021	2022	2021
GAAP Net Income Available to Common Shareholders	$230.8	$152.2	$749.0	$529.8
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	(3.2)	13.7	(24.9)	1.2
FAC adjustment(1)	—	—	8.0	—
Operating Expenses:
Greater Lawrence Incident	—	1.2	—	9.2
Plant retirement costs	—	1.9	—	14.1
NiSource Next initiative(2)	—	2.6	3.3	24.7
Massachusetts Business related amounts(3)	—	—	(105.0)	6.8
Total adjustments to operating income	(3.2)	19.4	(118.6)	56.0
Other Income (Deductions):
Interest rate swap settlement gain	(10.0)	—	(10.0)	—
Income Taxes:
Tax effect of above items(4)	3.4	(4.9)	27.8	(14.6)
Total adjustments to net income	(9.8)	14.5	(100.8)	41.4
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$221.0	$166.7	$648.2	$571.2
Diluted Average Common Shares	445.9	428.8	442.7	417.3
GAAP Diluted Earnings Per Share	$0.52	$0.36	$1.70	$1.27
Adjustments to diluted earnings per share	(0.02)	0.03	(0.23)	0.10
Non-GAAP Diluted Net Operating Earnings Per Share(5)	$0.50	$0.39	$1.47	$1.37
(1)Represents fuel costs deemed over-collected from customers through the FAC mechanism and ordered to be refunded to customers.
(2)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)2022 represents proceeds from a property insurance settlement related to the Greater Lawrence Incident. 2021 primarily represents final net working capital adjustments to the purchase price for the loss incurred on the sale of the Massachusetts Business.
(4)Represents income tax expense calculated using the statutory tax rates by legal entity.
(5)The Non-GAAP diluted NOEPS numerator is equal to net operating earnings available to common shareholders adjusted for add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts. The add-backs for the three months ended December 31, 2022 and 2021 were $0.5M and $0.6M, respectively.The add-back for the twelve months ended December 31, 2022 and 2021 were $2.0M and $1.6M, respectively.